Exhibit 10.1

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***].

AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AND

SECURITY AGREEMENT

THIS AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of January 13, 2010 (this “Amendment”), is by and among:

(a) RED BIRD RECEIVABLES, LLC, a Delaware limited liability company formerly known as Red Bird Receivables, Inc., a Delaware corporation (“Borrower”),

(b) INTERNATIONAL PAPER COMPANY, a New York corporation (“International Paper” and, together with Borrower, the “Loan Parties” and each, a “Loan Party”), as Servicer,

(c) GOTHAM FUNDING CORPORATION, a Delaware corporation (together with its successors, “Gotham”), and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, in its capacity as a Liquidity Bank to Gotham (together with its successors, “BTMU” and, together with Gotham, the “Gotham Group”),

(d) PARK AVENUE RECEIVABLES COMPANY LLC, a Delaware limited liability company (together with its successors, “PARCO”), and JPMORGAN CHASE BANK, N.A., in its capacity as a Liquidity Bank to PARCO (together with its successors, “JPMorgan” and, together with PARCO, the “PARCO Group”),

(e) STARBIRD FUNDING CORPORATION, a Delaware corporation (together with its successors, “Starbird”), and BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH, in its capacity as a Liquidity Bank to Starbird (together with its successors, “BNP Paribas” and, together with Starbird, the “Starbird Group”),

(f) CAFCO, LLC, a Delaware limited liability company (together with its successors, “CAFCO”), and CITIBANK, N.A., in its capacity as a Liquidity Bank to CAFCO (together with its successors, “Citibank” and, together with CAFCO, the “CAFCO Group”),

(g) ATLANTIC ASSET SECURITIZATION LLC, a Delaware limited liability company (together with its successors, “Atlantic” and, together with Gotham, PARCO, Starbird and CAFCO, the “Conduits”), and CALYON NEW YORK BRANCH, in its capacity as a Liquidity Bank to Atlantic (together with its successors, “Calyon” and, together with Atlantic, the “Atlantic Group”),

(h) THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, in its capacity as agent for the Gotham Group (together with its successors in such capacity, the “Gotham Agent” or a “Co-Agent”), JPMORGAN CHASE BANK, N.A., in its capacity as agent for the PARCO Group (together with its successors in such capacity, the “PARCO Agent” or a “Co-Agent”), BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH, in its capacity as agent for the Starbird Group (together with its successors in such capacity, the “Starbird Agent” or a “Co-Agent”), CALYON NEW YORK BRANCH, in its capacity as agent for the PARCO Group (together with its successors in such capacity, the “Atlantic Agent” or a “Co-Agent”), CITIBANK, N.A. in its capacity as agent for the CAFCO Group (together with its successors in such capacity, the “CAFCO Agent” or, after effectiveness of this Amendment, a “Co-Agent”), and CITICORP NORTH AMERICA, INC. in its capacity as agent for the CAFCO Group (“CNAI” and, together with its successors in such capacity, the “Withdrawing CAFCO Agent” or, prior to effectiveness of this Amendment, a “Co-Agent”), and

(i) CITICORP NORTH AMERICA, INC., as administrative agent for the Gotham Group, the PARCO Group, the Starbird Group, the CAFCO Group, the Atlantic Group and the Co-Agents (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent” and together with each of the Co-Agents, the “Agents”).

Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS

WHEREAS, the parties hereto (other than Calyon and Atlantic) are parties to that certain Second Amended and Restated Credit and Security Agreement, dated as of March 13, 2008, as amended (as hereby and hereafter amended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Atlantic wishes to become a Conduit, and Calyon wishes to become a Liquidity Bank and a Co-Agent, under the Credit Agreement on the terms and subject to the conditions hereinafter set forth;

WHEREAS, CNAI wishes to withdraw as the CAFCO Agent and Citibank wishes to replace CNAI as the CAFCO Agent, under the Credit Agreement on the terms and subject to the conditions hereinafter set forth;

WHEREAS, in addition, the Loan Parties desire to amend the Credit Agreement as hereinafter set forth; and

WHEREAS, the Agents are willing to agree to such amendments on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. Effective on the date hereof, upon satisfaction of each of the conditions precedent set forth in Section 3 below:

1.1. The last paragraph of the Preliminary Statements in the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Citicorp North America, Inc. has been requested and is willing to act as Administrative Agent on behalf of the Co-Agents and the Groups in accordance with the terms hereof.

1.2. Section 1.1(a) of the Credit Agreement is hereby amended to (a) move the word “and” at the end of clause (iii) thereof to the end of clause (iv) thereof, (b) to delete the proviso that appears immediately after clause (iv) thereof, and (c) to insert the following new clause (v) therein:

(v) in the event that Atlantic elects not to make any such Loan to Borrower, the Atlantic Agent shall promptly notify Borrower and, unless Borrower cancels its Borrowing Request, each of the Atlantic Liquidity Banks severally agrees to make its Ratable Share of such Loan to Borrower, on the terms and subject to the conditions hereof, provided that at no time may the aggregate principal amount of Atlantic’s and the Atlantic Liquidity Banks’ Loans at any one time outstanding exceed the lesser of (i) the Atlantic Group’s Group Limit, and (ii) Atlantic’s Percentage of the Borrowing Base (such lesser amount, the “Atlantic Allocation Limit”).

1.3. Section 1.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Each Advance hereunder shall consist of Loans made by each Conduit and/or its respective Liquidity Banks and which (except for any Advance which does not increase the aggregate principal amount of the Loans outstanding) shall be made in such proportions by each Group such that, after giving effect thereto, the aggregate outstanding principal balance of the Loans outstanding from each Group shall be in proportion to such Group’s Percentage of the aggregate outstanding principal balance of all Advances then outstanding hereunder. Any Advance which does not increase the aggregate principal amount outstanding may be funded solely by one or more of the members of a single Group.

1.4. Section 1.5(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(f) If, on any Business Day, the aggregate outstanding principal amount of the Loans from the Atlantic Group exceeds the Atlantic Allocation Limit, or the aggregate principal amount of the Loans outstanding from Atlantic exceeds the Atlantic Liquidity Banks’ aggregate Liquidity Commitments pursuant to the Atlantic Liquidity Agreement divided by 102%, Borrower shall prepay such Loans by wire transfer to the Atlantic Agent received not later than 1:00 p.m. (New York City time) on the first Business Day thereafter of an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid.

(g) Upon receipt of any wire transfer pursuant to Section 1.5(a), (b), (c), (d), (e) or (f), the applicable Co-Agent shall wire transfer to each of its Constituent Lenders their respective shares thereof not later than 1:30 p.m. (New York City time) on the date when received. Any prepayment required pursuant to Section 1.5(b), (c), (d), (e) or (f) shall be applied first, to the ratable reduction of the applicable Group’s Alternate Base Rate Loans outstanding, second, to the ratable reduction of the applicable Group’s LIBOR Loans outstanding, and lastly, to the reduction of the applicable Group’s CP Rate Loans selected by Borrower (or the Servicer, on Borrower’s behalf).

1.5. Section 1.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 1.7. Distribution of Certain Notices; Notification of Interest Rates. Promptly after receipt thereof, each Co-Agent will notify its Constituents of the contents of each Monthly Report, Borrowing Request, Commitment Reduction Notice, Prepayment Notice, or notice of default received by it from Borrower or the Servicer hereunder. In addition, each of the Co-Agents shall promptly notify its Constituent Lenders and Borrower of each determination of and change in Interest Rates and of any decision by the Liquidity Banks in its Group not to extend their Liquidity Termination Date.

1.6. Sections 2.2(c) and (e) of the Credit Agreement are hereby amended and restated in their entirety to read, respectively, as follows:

(c) Borrower (or the Servicer, on Borrower’s behalf) may not request an Interest Period for a LIBOR Loan unless it shall have given each of the applicable Co-Agent(s) written notice of its desire therefor not later than 1:00 p.m. (New York City time) at least three (3) Business Days prior to the first day of the desired Interest Period, and, solely in the case of the Atlantic Group, received the Atlantic Agent’s consent to the making of a LIBOR Loan. Accordingly, all Liquidity Fundings shall initially be Alternate Base Rate Loans. . . ..

(e) Unless each of the Co-Agents shall have received written notice by 1:00 p.m. (New York City time) on the third (3rd) Business Day prior to the last day of an Interest Period with respect to a LIBOR Loan that Borrower intends to reduce the aggregate principal amount of LIBOR Loans outstanding from the Liquidity Banks, each of the PARCO Liquidity Banks, the Atlantic Liquidity Banks and the CAFCO Liquidity Banks shall be entitled to assume that Borrower desires to refinance its maturing LIBOR Loans on the last day of such Interest Period with Alternate Base Rate Loans, and each of the Gotham Liquidity Banks and the Starbird Liquidity Banks shall be entitled to assume that Borrower desires to refinance its maturing LIBOR Loans on the last day of such Interest Period with LIBOR Loans for the same Interest Period then ending to the extent of the applicable Liquidity Banks’ ability to provide the funding without the customary three (3) Business Days notice or, otherwise, with Alternate Base Rate Loans.

1.7. The following clauses of Section 7.1(i) of the Credit Agreement are hereby amended and restated in their entirety to read, respectively, as follows:

(vi) at all times have a board of managers consisting of three members, at least one member of which is an Independent Manager; . . .

(xiii) maintain its certificate of formation and operating agreement in conformity with this Agreement, such that (A) it does not amend, restate, supplement or otherwise modify its certificate of formation and operating agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 7.1(i); and (B) at all times that this Agreement is in effect, provides for not less than ten (10) Business Days’ prior written notice to the Co-Agents of the proposed replacement or appointment of any manager that is to serve as an Independent Manager for purposes of this Agreement and the condition precedent to giving effect to such replacement or appointment that each of the Co-Agents shall have determined in its reasonable judgment that the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager” (it being understood that each of the Co-Agents shall use commercially reasonable efforts to respond in writing to any such notice not more than ten (10) Business Days after its actual receipt thereof and, in the case of any negative response, to specify the reason(s) therefor; provided, however, that in the event that any Co-Agent fails to respond in ten (10) Business Days after its actual receipt of such notice, such Co-Agent shall be given a second notice of the proposed new Independent Manager and an additional five (5) Business Days to respond, and if such Co-Agent fails to respond in such additional five (5) Business Days after its actual receipt of such second notice, such Co-Agent shall be deemed to have confirmed that the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager”);

1.8. Section 9.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c) (i) Borrower shall appoint any Person to serve as an additional or replacement Independent Manager without first having given the written notice required under Section 7.1(i)(xiii) to the Co-Agents and obtained the Co-Agents’ written confirmation of such Person’s independence as required in such Section; or (ii) any Loan Party shall fail to perform or observe any covenant contained in Section 7.2 or 8.5 when due.

1.9. Section 10.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 10.2. Increased Cost and Reduced Return.

(a) If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a “Regulatory Change”): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or Excluded Taxes) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit, increase in capital or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it (each such Funding Source that suffers any event described in any of the preceding clauses (i)-(iii), an “Affected Entity”), then, upon written demand by the applicable Co-Agent upon the Borrower (with a copy to the Administrative Agent and Servicer), the Borrower shall pay to the Administrative Agent, for the benefit of the relevant Affected Entity, such amounts charged to such Affected Entity or such amounts to otherwise compensate such Affected Entity for such increased cost or such reduction; provided, however, that in the case of a Regulatory Change resulting in an increase in the regulatory capital required to be maintained by any Affected Entity, the Borrower shall not be liable to compensate such Affected Entity for such increase for any period prior to the 61st day following written notification thereof from the applicable Co-Agent to the Borrower (with a copy to the Administrative Agent and the Servicer).

(b) If Affected Entities from less than all of the Groups request compensation under Section 10.2(a), the Borrower shall have the right to (i) replace the claiming Group by requiring all of its Constituents to assign all or any portion of their Commitment, Group Limit and outstanding Obligations, as applicable, by entering into written assignments with one or more Eligible Assignees identified by the Borrower, and (ii) without regard to any other provision of this Agreement requiring payments to be made or Commitments to be reduced ratably amongst the Groups, to pay in full of all remaining Obligations (if any) owing to such Group and terminate the remaining portion (if any) of such Group’s Commitment and Group Limit. Each assignment pursuant to clause (i) above to an Eligible Assignee (which may include a Constituent of another Co-Agent) shall become effective on the date specified therein subject to receipt of payment in full on such date for all Obligations owing to the Group being replaced, and the Group being replaced agrees to make the requested assignments; provided that (A) any expenses or other amounts which would be owing to such Group pursuant to any indemnification provision hereof (including, without limitation, Section 4.3) shall be payable by the Borrower as if the Borrower had prepaid the Loans of the assigning Group rather than the members of such Group having assigned their respective interests hereunder, and (B) if the Administrative Agent is an Affiliate of the members of any Group that is being replaced, the Borrower shall appoint a successor Administrative Agent from the Eligible Assignees or remaining Groups. To the extent that replacement of the Administrative Agent or any partial reduction of the Aggregate Commitment resulting from the foregoing assignments or prepayments requires amendments (rather than assignments) of this Agreement or any of the Transaction Documents, each of the parties hereto agrees to cooperate with the preparation and execution of such amendments.

1.10. Section 11.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 11.1. Appointment.

(a) Each member of the Gotham Group hereby irrevocably designates and appoints The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Gotham Agent hereunder and under the other Transaction Documents to which the Gotham Agent is a party, and authorizes the Gotham Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Gotham Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the PARCO Group hereby irrevocably designates and appoints JPMorgan Chase Bank, N.A., as PARCO Agent hereunder and under the other Transaction Documents to which the PARCO Agent is a party, and authorizes the PARCO Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the PARCO Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the Starbird Group hereby irrevocably designates and appoints BNP Paribas, acting through its New York Branch, as Starbird Agent hereunder and under the other Transaction Documents to which the Starbird Agent is a party, and authorizes the Starbird Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Starbird Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the Atlantic Group hereby irrevocably designates and appoints Calyon New York Branch, as Atlantic Agent hereunder and under the other Transaction Documents to which the Atlantic Agent is a party, and authorizes the Atlantic Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Atlantic Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the CAFCO Group hereby irrevocably designates and appoints Citibank, N.A., as CAFCO Agent hereunder and under the other Transaction Documents to which the CAFCO Agent is a party, and authorizes the CAFCO Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the CAFCO Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each of the Lenders and the Co-Agents hereby irrevocably designates and appoints Citicorp North America, Inc. as Administrative Agent hereunder and under the Transaction Documents to which the Administrative Agent is a party, and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth in the Transaction Documents to which it is a party, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into any Transaction Document or otherwise exist against such Agent.

(b) The provisions of this Article XI are solely for the benefit of the Agents and the Lenders, and neither of the Loan Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which any of the Agents or Lenders may have to either of the Loan Parties under the other provisions of this Agreement.

(c) In performing its functions and duties hereunder, (i) each Co-Agent shall act solely as the agent of its Constituents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Loan Parties or any of their respective successors and assigns and (ii) the Administrative Agent shall act solely as the agent of the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Loan Parties or any of their respective successors and assigns.

1.11. Section 11.9 of the Credit Agreement is hereby amended to insert the following new clause (e) at the end thereof:

(e) Calyon acts, or may in the future act: (i) as administrator of Atlantic, (ii) to provide credit or liquidity enhancement for the timely payment for Atlantic’s Commercial Paper and (iii) to provide other services from time to time for Atlantic (collectively, the “Calyon Roles”). Without limiting the generality of Sections 11.1 and 11.8, each of the Agents and Atlantic hereby acknowledges and consents to any and all Calyon Roles and agrees that in connection with any Calyon Role, Calyon may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrator of Atlantic, the giving of notice to the Atlantic Liquidity Banks of a mandatory purchase pursuant to the Atlantic Liquidity Agreement.

1.12. Section 12.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) the assignment by a Lender in accordance with Section 1.2(c), 10.2(b) or 12.1(b) or (c), the Eligible Assignee(s) receiving such assignment shall have all of the rights of such Lender with respect to the Transaction Documents and the Obligations (or such portion thereof as has been assigned).

1.13. Section 14.1(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) without the prior written consent of all of its Constituents, no Co-Agent will amend, modify or waive any provision of this Agreement which would (i) reduce the amount of any principal or interest that is payable on account of its Conduit’s Loans or delay any scheduled date for payment thereof; (ii) decrease the Required Reserve, decrease the spread included in any Interest Rate or change the Servicing Fee; (iii) modify this Section 14.1; or (iv) modify any yield protection or indemnity provision which expressly inures to the benefit of assignees or Participants of such Co-Agent’s Conduit.

1.14. Section 14.5(b)(iv) of the Credit Agreement is hereby amended to insert “Calyon,” before “BTMU”.

1.15. Section 14.7 of the Credit Agreement is hereby amended to insert the following new paragraph at the end thereof:

Notwithstanding anything in this Agreement to the contrary, no Conduit shall have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to such Conduit after paying or making provision for the payment of its Commercial Paper. All payment obligations of each of the Conduits hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its respective Commercial Paper; and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by a Conduit exceeds the amount available to such Conduit, after paying or making provision for the payment of its Commercial Paper.

1.17. A new Section 14.11(b) of the Credit Agreement is hereby amended to delete “Sections 14.5 and 14.6” where it appears and to substitute in lieu thereof “Sections 14.5, 14.6, 14.7 and 14.13.”

1.18. A new Section 14.13 is hereby added to the Credit Agreement which reads as follows:

Section 14.13. Tax Gross-Up. All payments to be made by Borrower hereunder shall be made without setoff, counterclaim or other defense and free and clear of any deduction or withholding. If Borrower is required by law to make any deduction or withholding from any payment on account of any Tax (other than an Excluded Tax), the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the intended recipient receives a net sum equal to the sum which it would have received had no deduction or withholding been made.

1.19. The following Sections of the Credit Agreement are hereby deleted in their entirety and replaced with “[intentionally omitted]”: Sections 1.1(b), 1.1(c), 1.3(e), 1.4(d), 1.4(e), 1.8, 1.9 and 1.10.

1.20. The definitions of the following terms in Exhibit I to the Credit Agreement are hereby deleted in their entirety:

“Cash Secured Advance”

“Cash Secured Advance Commencement Date”

“Collateral Advance Account”

“Collateral Advance Account Bank”

“Term-Out Lender”

“Term-Out Lender Funding Date”

“Term Period”

1.21. Clause (iv) of the definition in Exhibit I to the Credit Agreement of “Eligible Receivable” is hereby amended and restated in its entirety to read as follows:

(iv) which (A) by its terms is due and payable within 91 days of the original billing date therefor and has not had its payment terms extended more than once, (B) has not been transferred, in whole or in part, to notes receivable, and (C) is not owing from an Obligor that has had all or any portion of the Receivables owing from it transferred to notes receivable,

1.22. The definition in Exhibit I to the Credit Agreement of each of the terms specified below is hereby amended and restated in its entirety to read, respectively, as follows:

“Affected Entity” has the meaning set forth in Section 10.2(a).

“Alternate Base Rate” [***]

“CAFCO Allocation Limit” has the meaning set forth in Section 1.1(a)(iv).

“Commitment Termination Date” means the earliest of (a) as to each Group, its Liquidity Termination Date, (b) the Amortization Date, and (c) the date the Aggregate Commitment reduces to zero.

“Committed Lender” means (a) each of the Gotham Liquidity Banks, (b) each of the PARCO Liquidity Banks, (c) each of the Starbird Liquidity Banks, (d) each of the CAFCO Liquidity Banks, and (e) each of the Atlantic Liquidity Banks.

“Conduits” means Gotham, Starbird, Parco, CAFCO and Atlantic.

“Constituent” means, (a) as to the Gotham Group, any member of the Gotham Group from time to time a party hereto, (b) as to the PARCO Agent, any member of the PARCO Group from time to time party hereto, (c) as to the Starbird Agent, any member of the Starbird Group from time to time party hereto, (d) as to the CAFCO Group, any member of the CAFCO Group from time to time party hereto, and (e) as to the Atlantic Agent, any member of the Atlantic Group from time to time party hereto, and when used as an adjective, “Constituent” shall have a correlative meaning.

“Eligible Assignee” means:

(a) for any of the Conduits, (i) any bankruptcy-remote commercial paper conduit whose Commercial Paper is rated at least “A-1” by S&P and “P-1” by Moody’s, or (ii) any Liquidity Bank, or

(b) for all Lenders, any commercial bank having combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company’s) short-term securities equal to or higher than (A) “A-1” by S&P and (B) “P-1” by Moody’s.

“Fee Letters” means, collectively, the Administrative Agent’s Fee Letter and the Co-Agents’ Fee Letter.

“Funding Source” means (i) any Liquidity Bank, (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit, including, without limitation, such Conduit’s Participants, if any, or (iii) any holding company of any of the foregoing.

“Gotham Allocation Limit” has the meaning set forth in Section 1.1(a)(i).

“Group” means the Atlantic Group, the Gotham Group, the PARCO Group, the Starbird Group or the CAFCO Group, as the case may be.

“Independent Manager” means a member of the board of managers of Borrower who (a) is not at such time, and has not been at any time during the preceding five (5) years: (i) a customer, advisor, supplier, director, officer, employee or affiliate of International Paper or any of its Subsidiaries or Affiliates other than Borrower (International Paper and such Subsidiaries and Affiliates other than Borrower being hereinafter referred to as the “Corporate Group”), (ii) the owner (whether direct, indirect or beneficial) at the time of such individual’s appointment as an Independent Manager or at any time thereafter while serving as an Independent Manager, of any of the outstanding membership interests of Borrower or any of its Affiliates (provided that indirect ownership of Borrower or of any Affiliate by any person through a mutual fund or similar diversified investment pool shall not disqualify such person from being an Independent Manager unless such person maintains direct or indirect control of the investment decisions of such mutual fund or similar diversified investment pool), (iii) a person related to any person referred to in clauses (i) and (ii); or (iv) a trustee, conservator or receiver for any member of the Corporate Group; and (b) has (i) prior experience as an independent director or independent manager for an entity whose charter documents required the unanimous consent of all independent directors or independent managers thereof, as applicable, before such entity could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“LIBOR” means, for any Interest Period, the rate per annum equal to the sum of (i) (a) the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of the related Loan offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address “US0001M <Index> Q <Go>“ effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, LIBOR for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Administrative Agent, at approximately 10:00 a.m. (New York time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Loan, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period, plus (ii) [***] basis points. LIBOR shall be rounded, if necessary, to the next higher 1/16 of 1%.

“Liquidity Termination Date” means:

(a) as to the Gotham Group, January 12, 2011 (unless such date is extended from time to time in the sole discretion of the Gotham Liquidity Banks);

(b) as to the PARCO Group, January 12, 2011 (unless such date is extended from time to time in the sole discretion of the PARCO Liquidity Banks);

(c) as to the Starbird Group, January 12, 2011 (unless such date is extended from time to time in the sole discretion of the Starbird Liquidity Banks);

(d) as to the CAFCO Group, January 12, 2011 (unless such date is extended from time to time in the sole discretion of the CAFCO Liquidity Banks); and

(e) as to the Atlantic Group, January 12, 2011 (unless such date is extended from time to time in the sole discretion of the Atlantic Liquidity Banks).

“Obligations” means, at any time, any and all obligations of either of the Loan Parties to any of the Secured Parties arising under or in connection with the Transaction Documents, whether now existing or hereafter arising, due or accrued, absolute or contingent, including, without limitation, obligations in respect of Aggregate Principal, CP Costs, Interest, fees under the Fee Letters, Broken Funding Costs and Indemnified Amounts.

“PARCO Allocation Limit” has the meaning set forth in Section 1.1(a)(ii).

“Pool Funded Conduits” means Atlantic, PARCO, Starbird, CAFCO and Gotham.

“Starbird Allocation Limit” has the meaning set forth in Section 1.1(a)(iii).

1.23. The following new definitions are hereby inserted into Exhibit I to the Credit Agreement in their appropriate alphabetical order:

“Administrative Agent’s Fee Letter” means that certain Administrative Agent’s Fee Letter dated as of January 13, 2010 by and among the Administrative Agent, International Paper and Borrower, as the same may be amended, restated or otherwise modified from time to time.

“Atlantic” means Atlantic Asset Securitization LLC, a Delaware limited liability company, and its successors.

“Atlantic Agent” means Calyon in its capacity as agent for the Atlantic Group, together with its successors in such capacity.

“Atlantic Allocation Limit” has the meaning set forth in Section 1.1(a)(v).

“Atlantic Group” means, collectively, Atlantic and the Atlantic Liquidity Bank(s).

“Atlantic Liquidity Agreement” means, collectively, any liquidity agreement pursuant to which any of the Atlantic Liquidity Banks provides liquidity to Atlantic and any related asset purchase agreement, as each may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Atlantic Liquidity Bank” means Calyon and any other Liquidity Bank that now or hereafter enters into this Agreement and the Atlantic Liquidity Agreement.

“Calyon” means Calyon New York Branch.

“Co-Agents’ Fee Letter” means that certain Co-Agents’ Fee Letter dated as of January 13, 2010 by and among the Co-Agents and Borrower, as the same may be amended, restated or otherwise modified from time to time.

1.24. Each of Exhibit II, IV, V and VII to the Credit Agreement is hereby amended and restated in its entirety to read as set forth in the comparably numbered exhibit set forth Annex A to this Amendment.

1.25. Schedule A to the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Annex B to this Amendment.

2. Representations and Warranties. As an inducement to the Agents and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to each of them as follows:

(i) the representations and warranties set forth in Section 6.1 of the Credit Agreement are true and correct on and as of the date of this Amendment as though made on and as of such date; and

(ii) no event has occurred and is continuing that constitutes an Amortization Event, and no event has occurred and is continuing that constitutes an Unmatured Amortization Event.

3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon (a) execution and delivery to the Administrative Agent’s counsel of each of the documents listed on Annex C hereto, and (b) receipt by the Co-Agents of the Amendment and Renewal Fee (as defined in the Co-Agents’ Fee Letter) in immediately available funds.

4. Miscellaneous.

(a) CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(c) Ratification. Except as expressly amended hereby, the Credit Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

RED BIRD RECEIVABLES, LLC

By:	/s/ David E. Arick
Name:	David E. Arick
Title:	President

INTERNATIONAL PAPER COMPANY, AS SERVICER

By:	/s/ Errol A. Harris
Name:	Errol A. Harris
Title:	Vice President & Treasurer

GOTHAM FUNDING CORPORATION

By:	/s/ David V. DeAngelis
Name:	David V. DeAngelis
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Liquidity Bank

By:	/s/ Ravneet Mumick
Name:	Ravneet Mumick
Title:	Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Gotham Agent

By:	/s/ Ichinari Matsui
Name:	Ichinari Matsui
Title:	SVP & Group Head

PARK AVENUE RECEIVABLES COMPANY LLC

BY: JPMORGAN CHASE BANK, N.A., ITS ATTORNEY-IN-FACT

By:	/s/ Trisha Lesch
Name:	Trisha Lesch
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Liquidity Bank and as PARCO Agent

By:	/s/ Trisha Lesch
Name:	Trisha Lesch
Title:	Vice President

STARBIRD FUNDING CORPORATION

By:	/s/ Frank B. Bilotta
Name:	Frank B. Bilotta
Title:	President

BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH, as a Liquidity Bank and as Starbird Agent

By:	/s/ Mary Dierdorff
Name:	Mary Dierdorff
Title:	Managing Director

By:	/s/ Sean Reddington
Name:	Sean Reddington
Title:	Managing Director

ATLANTIC ASSET SECURITIZATION LLC

BY:CALYON NEW YORK BRANCH, AS ATTORNEY-IN-FACT

By:	/s/ Richard McBride
Name:	Richard McBride
Title:	Director

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

CALYON NEW YORK BRANCH, individually and as Atlantic Agent

By:	/s/ Richard McBride
Name:	Richard McBride
Title:	Director

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

CAFCO, LLC

BY: CITIBANK, N.A., ITS ATTORNEY-IN-FACT

By:	/s/ Marina Donskaya
Name:	Marina Donskaya
Title:	Vice President

CITICORP NORTH AMERICA, INC., as Withdrawing CAFCO Agent and as Administrative Agent

By:	/s/ Marina Donskaya
Name:	Marina Donskaya
Title:	Vice President

CITIBANK, N.A., as CAFCO Agent and as a Liquidity Bank

By:	/s/ Marina Donskaya
Name:	Marina Donskaya
Title:	Vice President

ANNEX A

EXHIBIT II

FORM OF BORROWING REQUEST

—

RED BIRD RECEIVABLES, LLC

BORROWING REQUEST

For Borrowing on

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Gotham Agent

1251 Avenue of the Americas

New York, New York 10020-1104

Attn: Securitization Group, Fax No. (212) 782-6448

JPMorgan Chase Bank, N.A., as PARCO Agent

Chase Tower, 13th Floor

10 South Dearborn, Mail Suite IL1-0079

Chicago, IL 60603

Attention: PARCO Funding Manager, Fax No. (312) 732-1844

BNP Paribas, acting through its New York Branch, as Starbird Agent

787 Seventh Avenue, 8th Floor

New York, New York 10019

Attention: Linda Ruivivar, Fax No. (212) 841-2992

Calyon New York Branch, as Atlantic Agent

1301 Avenue of the Americas

New York, NY 10019

Attention: Roman Burt, Fax No. (917) 849-5584

and

Citibank, N.A., as CAFCO Agent

750 Washington Boulevard

Stamford, CT 06901

Attention: Loretta Lachman, Fax No. (914) 274-9027

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit and Security Agreement dated as of March 13, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Red Bird Receivables, LLC (the “Borrower”), International Paper Company, as Servicer, the Conduits, Liquidity Banks and Co-Agents, from time to time party thereto, and Citicorp North America, Inc., as Administrative Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

1. The Borrower hereby certifies, represents and warrants to the Agents and the Lenders that on and as of the Borrowing Date (as hereinafter defined):

(a) all applicable conditions precedent set forth in Article V of the Credit Agreement have been satisfied;

(b) each of its representations and warranties contained in Section 6.1 of the Credit Agreement will be true and correct, in all material respects, as if made on and as of the Borrowing Date;

(c) no event will have occurred and is continuing, or would result from the requested Advance, that constitutes an Amortization Event or Unmatured Amortization Event;

(d) the Termination Date has not occurred; and

(e) after giving effect to the Loans comprising the Advance requested below, the aggregate principal amount of the Gotham Group’s Loans at any one time outstanding will not exceed the Gotham Allocation Limit, the aggregate principal amount of the PARCO Group’s Loans at any one time outstanding will not exceed the PARCO Allocation Limit, the aggregate principal amount of the Starbird Group’s Loans at any one time outstanding will not exceed the Starbird Allocation Limit, the aggregate principal amount of the Atlantic Group’s Loans at any one time outstanding will not exceed the Atlantic Allocation Limit, and the aggregate principal amount of the CAFCO Group’s Loans at any one time outstanding will not exceed the CAFCO Allocation Limit.

2. The Borrower hereby requests that the Conduits (or their respective Liquidity Banks) make an Advance on             ,             (the “Borrowing Date”) as follows:

(a) Aggregate Amount of Advance: $                     calculated as:

Rollover Amount:
Reduction Amount:
New Loan Amount:
Total Advance:

1. Gotham Group’s Share of Advance: $

2. PARCO Group’s Share of Advance: $

3. Starbird Group’s Share of Advance: $

4. CAFCO Group’s Share of Advance: $

5. Atlantic Group’s Share of Advance: $

(b) Interest Rate Requested: CP Rate

(c) PARCO Group, Starbird Group, CAFCO Group, Atlantic Group and Gotham Group repayment date:

3. Please disburse the proceeds of the Loans as follows:

(i) Gotham Group: [Wire transfer $             to account no.              at              Bank, in [city, state], ABA No.             , Reference:             ];

(ii) PARCO Group: [Wire transfer $             to account no.              at              Bank, in [city, state], ABA No.             , Reference:             ];

(iii) Starbird Group: [Wire transfer $             to account no.              at              Bank, in [city, state], ABA No.             , Reference:             ];

(iv) CAFCO Group: [Wire transfer $             to account no.              at              Bank, in [city, state], ABA No.             , Reference:             ]; and

(v) Atlantic Group: [Wire transfer $             to account no.              at              Bank, in [city, state], ABA No.             , Reference:             ].

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed and delivered as of this             day of             ,             .

RED BIRD RECEIVABLES, LLC, AS BORROWER

By:
Name:
Title:

EXHIBIT IV

NAMES OF COLLECTION BANKS; LOCK BOXES & COLLECTION ACCOUNTS

[***]

EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE

To:	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Gotham Agent JPMorgan Chase Bank, N.A., as PARCO Agent BNP Paribas, acting through its New York branch, as Starbird Agent
Calyon New York Branch, as Atlantic Agent Citibank, N.A., as CAFCO Agent Citicorp North America, Inc., as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit and Security Agreement dated as of March 13, 2008 among Red Bird Receivables, LLC (the “Borrower”), International Paper Company, as Servicer, the Conduits, Liquidity Banks and Co-Agents from time to time party thereto, and Citicorp North America, Inc., as Administrative Agent (as amended, restated or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                                  of Borrower.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 4 below].

[4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:                                         ]

The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered as of                     , 20    .

By:
Name:
Title:

EXHIBIT VII

FORM OF PARTIAL RELEASE AND SALE DOCUMENTS

ADMINISTRATIVE AGENT’S RELEASE OF CERTAIN RECEIVABLE ASSETS

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (hereinafter defined) under that certain Second Amended and Restated Credit and Security Agreement, dated as of March 13, 2008, as amended (the “CSA”), by and among (a) RED BIRD RECEIVABLES, LLC, a Delaware limited liability company (“Borrower”), (b) INTERNATIONAL PAPER COMPANY, a New York corporation (“International Paper”), as Servicer, (c) THE CONDUITS, LIQUIDITY BANKS AND CO-AGENTS FROM TIME TO TIME PARTY THERETO, and (d) CITICORP NORTH AMERICA, INC., as Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) does hereby irrevocably release all right, title and interest in and to, and liens and security interests upon, the following personal property:

All existing and future Receivables as to which                          (or one of its Affiliates) is the Obligor, the Related Security associated directly with such Receivables (except to the extent such Related Security includes Records related to other Receivables), and all Collections on and other proceeds of the foregoing (collectively, the “Specified Receivables”).

Capitalized terms used herein are used with the meanings attributed thereto in the CSA.

Further, notwithstanding any provision of the CSA to the contrary, the Administrative Agent, on behalf of the Agents and the Lenders, hereby consents to (a) the sale by the Borrower of any Specified Receivables owned by the Borrower to International Paper for an aggregate sum of $                    , and (b) the sale by International Paper to                                          (“Purchaser”), for an aggregate sum of $                    .

This release is executed by the Administrative Agent on behalf of the Agents and the Lenders party to the CSA, without representation or warranty of any kind, express or implied, except that the Administrative Agent has not granted any right, title or interest in, or lien upon, the Specified Receivables to any other Person.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of                     , 200    .

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:
Title:

Attachment: Exhibit A

SALE OF CERTAIN RECEIVABLE ASSETS

IN CONSIDERATION OF THE PAYMENT OF $                    , the receipt and sufficiency of which are hereby acknowledged, RED BIRD RECEIVABLES, LLC, a Delaware limited liability company (“Red Bird”), hereby sells, assigns, transfers and conveys, to INTERNATIONAL PAPER COMPANY, a New York corporation (“International Paper”), all right, title and interest in and to the trade accounts receivable as to which                                  (or one of its Affiliates) is the account debtor that is listed on Exhibit A attached hereto and made a part hereof, together with all records related thereto and all proceeds of the foregoing (collectively, the “Specified Receivables”), without representation or warranty of any kind, express or implied.

It is Red Bird’s intention that the conveyance of the Specified Receivables made hereunder shall constitute a true sale, which sale is absolute and irrevocable and provides International Paper with the full benefits of ownership of the Specified Receivables.

IN WITNESS WHEREOF, Red Bird has caused this instrument to be duly executed and delivered on                     , 20    .

RED BIRD RECEIVABLES, LLC

By:
Name:
Title:

Agreed to and accepted:

INTERNATIONAL PAPER COMPANY

By:
Name:
Title:

Attachment: Exhibit A

ANNEX B

SCHEDULE A

COMMITMENTS

[***]

ANNEX C

CLOSING DOCUMENTS

1.	Amendment No. 3 to Second Amended and Restated Credit and Security Agreement, duly executed by each of the parties thereto.

2.	Administrative Agent’s Fee Letter, duly executed by each of the parties thereto.

3.	Co-Agents’ Fee Letter, duly executed by each of the parties thereto.

4.	An amendment to Borrower’s limited liability company agreement incorporating the change in Section 7.1(i)(xiii)(B).

5.	A certificate of Borrower’s Assistant Secretary certifying a copy of its resolutions authorizing its execution delivery and performance of the above documents and the names and titles of its authorized officers.

6.	A Certificate of IPCO’s financial officer certifying that, as of the closing date, no Termination Event or Unmatured Termination Event exists and is continuing under the Receivables Sale and Contribution Agreement.

7.	A Compliance Certificate in the form of Exhibit V in Annex A to this Amendment, duly executed by Borrower.

8.	A reliance letter, addressed to Atlantic, Calyon and Citibank (in its capacity as successor CAFCO Agent), with respect to each of the legal opinions delivered under the Receivables Sale and Contribution Agreement and the Credit and Security Agreement.